EXHIBIT 99.1

Microsemi Reports Second Quarter 2010 Results

IRVINE, Calif., April 22, 2010 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its second quarter of fiscal year 2010 ended March 28, 2010.

  Net Sales for Second Quarter Totaled $118.2 Million, Up 11.9 Percent Over Prior Year
  Gross Margin Increased 110 Basis Points Over Prior Quarter
  Gross Margin Increased 1,640 Basis Points Over Prior Year
  Operating Margin Increased 310 Basis Points Over Prior Quarter
  Operating Margin Increased 2,830 Basis Points Over Prior Year
  Operating Cash Flow Totaled $28.8 Million
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's second quarter of 2010 were $118.2 million, up 11.9 percent from the second quarter of 2009 and up 4.8 percent from the first quarter of 2010. Gross margin in the second quarter of 2010 was 47.4 percent, up 1,640 basis points from the second quarter of 2009 and up 110 basis points from the first quarter of 2010.

On a non-GAAP basis, operating margin was 21.8 percent in the second quarter of 2010, up 1,060 basis points from the second quarter of 2009 and up 210 basis points from the first quarter of 2010. Non-GAAP net income for the second quarter of 2010 was $21.4 million or $0.26 per diluted share compared $9.8 million or $0.12 per diluted share for the second quarter of 2009 and $18.0 million or $0.22 per diluted share in the first quarter of 2010. For the second quarter of 2010, the non-GAAP effective tax rate was 16.8 percent.

On a GAAP basis, operating margin was 12.4 percent in the second quarter of 2010, up 2,830 basis points from the second quarter of 2009 and up 310 basis points from the first quarter of 2010. GAAP net income for the second quarter of 2010 was $11.5 million or $0.14 per diluted share compared to a GAAP net loss of $16.6 million or a loss of $0.20 per diluted share for the second quarter of 2009 and GAAP net income of $8.0 million or $0.10 per diluted share in the first quarter of 2010. For the second quarter of 2010, the GAAP effective tax rate was 20.9 percent.

GAAP results are reconciled to non-GAAP results in the accompanying tables and for the second quarter of 2010, include $1.0 million in acquisition-related expenses, restructuring and other special charges. Also included in the second quarter of 2010 were non-cash charges of $6.2 million related to stock based compensation and $3.9 million in amortization of acquisition-related intangibles. In the second quarter of 2010, we ceased reporting the effect of transitional idle capacity and for comparability, its effect has been removed from all periods reported.

James J. Peterson, President and Chief Executive Officer, stated, "We are extremely pleased with our second quarter results.  As anticipated, we had increases in net sales for all of our end markets accompanied by notable improvements in our gross, operating and net margins. These results, along with an incremental operating cash flow of $28.8 million, continue to demonstrate rock-solid execution in delivering to our shareholders consistently profitable results."

Business Outlook

Microsemi expects that for the third quarter of fiscal year 2010, our net sales will increase between a range of 3 percent and 5 percent, sequentially. On a non-GAAP basis, we expect earnings for the third quarter of fiscal year 2010 to be $0.28 to $0.30 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets Microsemi serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting Microsemi directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Second Quarter 2010 Earnings Conference Call and Webcast

Date:	Thursday, April 22, 2010
Time:	4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 68849589.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, April 22, 2010 through 11:59 pm EST (8:59 pm PST) on Thursday, April 29th. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 68849589.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's revenue and earnings guidance, continued execution in delivering consistently profitable results, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

(Financial Tables Follow)

MICROSEMI CORPORATION
Selected GAAP and Non-GAAP Financial Measures
(Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended			Six Months Ended
	Mar 28, 2010	Dec 27, 2009	Mar 29, 2009	Mar 28, 2010	Mar 29, 2009

Net sales	$118,218	$112,832	$105,693	$231,050	$236,287

Selected GAAP Financial Measures
Gross margin	$56,001	$52,268	$32,712	$108,269	$93,145
Gross margin percentage	47.4%	46.3%	31.0%	46.9%	39.4%
Operating income (loss)	$14,672	$10,472	$(16,805)	$25,144	$(2,893)
Operating margin	12.4%	9.3%	(15.9%)	10.9%	(1.2%)
Net income (loss)	$11,486	$7,960	$(16,612)	$19,446	$(3,404)
Diluted earnings (loss) per share	$0.14	$0.10	$(0.20)	$0.24	$(0.04)

Selected Non-GAAP Financial Measures
Gross margin	$56,001	$52,268	$43,506	$108,269	$104,182
Gross margin percentage	47.4%	46.3%	41.2%	46.9%	44.1%
Operating income	$25,797	$22,232	$11,857	$48,029	$40,038
Operating margin	21.8%	19.7%	11.2%	20.8%	16.9%
Net income	$21,356	$18,034	$9,762	$39,390	$32,923
Diluted earnings per share	$0.26	$0.22	$0.12	$0.48	$0.40

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (a) – (g) below.

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Six Months Ended
	Mar 28, 2010	Dec 27, 2009	Mar 29, 2009	Mar 28, 2010	Mar 29, 2009

GAAP gross margin	$56,001	$52,268	$32,712	$108,269	$93,145
Inventory reserves due to restructuring activities (a)	—	—	10,204	—	10,204
Impairment of restructuring related fixed assets (a)	—	—	590	—	590
Manufacturing profit in acquired inventory (b)	—	—	—	—	243
Non-GAAP gross margin	$56,001	$52,268	$43,506	$108,269	$104,182

GAAP operating income (loss)	$14,672	$10,472	$(16,805)	$25,144	$(2,893)
Inventory reserves due to restructuring activities (a)	—	—	10,204	—	10,204
Impairment of restructuring related fixed assets (a)	—	—	590	—	590
Manufacturing profit in acquired inventory (b)	—	—	—	—	243
Restructuring and other special charges (a)	380	388	5,219	768	7,640
Amortization of intangible assets (c)	3,884	3,883	3,562	7,767	6,806
Stock based compensation (d)	6,231	6,736	6,976	12,967	14,891
Exceptional legal matters (e)	211	753	2,111	964	2,557
Direct acquisition costs (f)	419	—	—	419	—
Non-GAAP operating income	$25,797	$22,232	$11,857	$48,029	$40,038

GAAP net income (loss)	$11,486	$7,960	$(16,612)	$19,446	$(3,404)
Inventory reserves due to restructuring activities (a)	—	—	10,204	—	10,204
Impairment of restructuring related fixed assets (a)	—	—	590	—	590
Manufacturing profit in acquired inventory (b)	—	—	—	—	243
Restructuring and other special charges (a)	380	388	5,219	768	7,640
Amortization of intangible assets (c)	3,884	3,883	3,562	7,767	6,806
Stock based compensation (d)	6,231	6,736	6,976	12,967	14,891
Exceptional legal matters (e)	211	753	2,111	964	2,557
Direct acquisition costs (f)	419	—	—	419	—
Income tax effect on non-GAAP adjustments (g)	(1,255)	(1,686)	(2,288)	(2,941)	(6,604)
Non-GAAP net income	$21,356	$18,034	$9,762	$39,390	$32,923

GAAP diluted earnings (loss) per share	$0.14	$0.10	$(0.20)	$0.24	$(0.04)
Effect of non-GAAP adjustments on diluted earnings (loss) per share	0.12	0.12	0.32	0.24	0.44
Non-GAAP diluted earnings per share	$0.26	$0.22	$0.12	$0.48	$0.40

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	82,473	82,117	81,362	81,975	81,487

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (g) below.

MICROSEMI CORPORATION
Consolidated Income Statements
(Unaudited, in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	Mar 28, 2010	Dec 27, 2009	Mar 29, 2009	Mar 28, 2010	Mar 29, 2009

NET SALES	$118,218	$112,832	$105,693	$231,050	$236,287
Cost of sales	62,217	60,564	72,981	122,781	143,142

GROSS MARGIN	56,001	52,268	32,712	108,269	93,145

Operating expenses:
Selling, general and administrative	24,722	25,813	31,218	50,535	61,823
Research and development	12,054	11,805	10,209	23,859	20,976
Amortization of intangible assets	3,884	3,883	3,562	7,767	6,806
Direct acquisition costs	419	—	—	419	—
Restructuring charges	250	295	4,528	545	6,433

Total operating expenses	41,329	41,796	49,517	83,125	96,038

OPERATING INCOME (LOSS)	14,672	10,472	(16,805)	25,144	(2,893)

Interest and other income (expense), net	(144)	(178)	270	(322)	943

INCOME (LOSS) BEFORE INCOME TAXES	14,528	10,294	(16,535)	24,822	(1,950)

Provision for income taxes	3,042	2,334	77	5,376	1,454

NET INCOME (LOSS)	$11,486	$7,960	$(16,612)	$19,446	$(3,404)

Earnings (loss) per share
Basic	$0.14	$0.10	$(0.20)	$0.24	$(0.04)
Diluted	$0.14	$0.10	$(0.20)	$0.24	$(0.04)

Common and common equivalent shares outstanding:
Basic	81,693	81,505	81,091	81,281	80,917
Diluted	82,473	82,117	81,091	81,975	80,917

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 28, 2010	September 27, 2009
ASSETS

Current assets:
Cash and cash equivalents	$260,940	$216,742
Investment in auction rate securities	31,550	46,550
Accounts receivable, net	70,356	62,543
Inventories	98,135	95,372
Other current assets	25,309	33,515
Total current assets	486,290	454,722
Non-current assets	346,099	356,408

TOTAL ASSETS	$832,389	$811,130

LIABILITIES AND STOCKHOLDERS' EQUITY

Auction rate securities credit facility	$31,550	$46,550
Other current liabilities	56,941	54,219
Long-term liabilities	32,835	34,010
Stockholders' equity	711,063	676,351

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$832,389	$811,130

Balance Sheet Note

At March 28, 2010 and September 27, 2009, our investment in auction rate securities consisted of auction rate bonds backed by student loans. During the quarter ended March 29, 2009, we entered into a settlement agreement with the financial institution where we hold our investment in auction rate securities and, per the terms of the settlement agreement: a) on November 3, 2008, the financial institution repurchased our $15,450,000 investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our remaining investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010 through July 2, 2012 ("ARS Rights"); and c) we are permitted to borrow at "no net cost" the full par value of our investment in auction rate bonds.

During the quarter ended March 29, 2009, we monetized all auction rate securities at full par value via the "no net cost" auction rate securities credit facility, which resulted in an increase in the balance of our cash and cash equivalents and a corresponding increase in borrowing under our auction rate securities credit facility. The credit facility, which is maintained by a subsidiary of the financial institution where we hold our investment in auction rate securities, is collateralized by any balances held in a collateral account at the subsidiary. The only balances held in the collateral account since the settlement date are the auction rate securities. The outstanding amounts under the credit facility may become due and payable upon demand, provided that the parent financial institution is required, either itself or through an affiliate, to provide alternative financing on substantially the same terms as soon as reasonably possible. While the financial institution may repurchase our investment in auction rate securities prior to June 30, 2010, we intend to put these auction rate securities back to the financial institution and use the proceeds to repay the credit facility when permitted by the ARS Rights. As such, at March 28, 2010, we have classified both the investment in auction rate securities and auction rate securities credit facility as current.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(a)   Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Restructuring activities also include cost reduction measures to balance our operations to meet customer demand. Inventory reserves due to restructuring activities and impairment of fixed assets relate to the exiting of product that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b)   Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts are related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f)   Under recently adopted accounting guidance, direct acquisition costs are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(g) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items.

CONTACT:  Microsemi Corporation
          FINANCIAL CONTACT:
          John W. Hohener, Executive Vice President and Chief
           Financial Officer
          INVESTORS:
          Robert C. Adams, Vice President of Corporate Development
          (949) 221-7100